UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 World Trade Center
285 Fulton St., 80th Floor Suite A
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $575	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material Definitive Agreement.
On April 28, 2025 (the “Closing Date”), Better Home & Finance Holding Company (the “Company”) consummated (the “Closing”) the previously announced privately negotiated exchange with SB Northstar LP (the “Investor”), pursuant to which the Company issued $155,000,000 in aggregate principal amount of 6.00% Senior Secured Notes due 2028 (the “New Notes”), and made a cash payment of $110,000,000, to the Investor in exchange for all of the $533.9 million total aggregate principal amount outstanding of the Company’s 1.00% Senior Subordinated Convertible Notes due 2028 (the “Existing Notes”) held by the Investor (the “Debt Exchange Transaction”).
The Company did not receive any cash proceeds from the Debt Exchange Transaction. Following the consummation of the Debt Exchange Transaction, the Company received and cancelled all Existing Notes and the Investor forfeited any accrued and unpaid interest in respect of the Existing Notes to but not including the date of the Closing. The New Notes were issued in a private placement transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder.
New Notes Indenture
On the Closing Date, the Company entered into an indenture (the “New Notes Indenture”) with GLAS Trust Company LLC, as trustee and notes collateral agent (the “Trustee”). The New Notes represent the Company’s senior secured obligations, and are secured by substantially all of the Company’s and its material domestic subsidiaries’ assets. The News Notes are (i) senior in right of payment to the Company’s existing and future senior, unsecured indebtedness to the extent of the value of the collateral; and (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the New Notes.
Interest on the New Notes is payable, at the Company’s election, in cash or by payment-in-kind by issuing additional notes in an aggregate principal amount equal to the relevant amount of interest paid in kind. The New Notes will accrue interest at a rate of 6.00% per annum, payable semi-annually in arrears on June 30 and December 31 of each year, with the initial payment on June 30, 2025. The New Notes will mature on December 31, 2028.
The New Notes will be redeemable, in whole and not in part, at the Company’s option at any time prior to December 31, 2028, at a cash redemption price equal to 106.00% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount not exceeding the net cash proceeds of one or more “Equity Offerings” (as defined in the New Notes Indenture); provided that at least 60% of the aggregate principal amount of the New Notes remains outstanding immediately after the redemption and the redemption occurs within 150 days of the date of the closing of each such Equity Offering. Additionally, prior to December 31, 2028, the Company may redeem all or part of the New Notes at a redemption price equal to the sum of 108% of the principal amount of the New Notes to be redeemed, plus the “Make Whole Premium” (as defined in the New Notes Indenture) at the redemption date, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If certain corporate events that constitute a “Change of Control Triggering Event” (as defined in the New Notes Indenture) occur, then noteholders may require the Company to repurchase all or any part of their New Notes at a cash repurchase price equal to 101% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of settlement. The definition of Change of Control Triggering Event includes certain business combination transactions involving the Company.
The New Notes Indenture contains covenants restricting the Company’s ability to incur indebtedness, incur liens, make restricted payments, make asset sales and engage in transactions with affiliates, subject to certain baskets. The New Notes Indenture requires the Company to add future assets to the collateral under the Security Agreement (as defined below) and to add future subsidiaries as guarantors under the New Notes Indenture.
The New Notes contain a customary provision relating to the occurrence of “Events of Default” (as defined in the New Notes Indenture), which include the following: (i) certain payment defaults on the New Notes (which, in the case of a default in the payment of interest on the New Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the New Notes Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the New Notes Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person, within 30 days after notice is given in accordance with the New Notes Indenture; (iv) a default by the Company in its other obligations or agreements under the New Notes Indenture or the New Notes if such default is not cured or waived within 60 days after notice is given in accordance with the New Notes Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $85,000,000 and 10% of the Company’s “Consolidated Total Assets” (as defined in the New Notes Indenture); (vi) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of the greater of at least $85,000,000 and 10% of the Company’s Consolidated Total Assets, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of New Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the New Notes then outstanding to become due and payable immediately.
Security Agreement
On the Closing Date, the Company entered into a Security Agreement (the “Security Agreement”) with GLAS Trust Company LLC, as collateral agent (the “Collateral Agent”). Pursuant to the Security Agreement, the Company and certain of its subsidiaries from time to time party thereto granted the Collateral Agent a security interest in substantially all of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of all of the Company’s Obligations (as defined in the New Notes Indenture) under the New Notes Indenture.
Copies of the New Notes Indenture, which includes the form of New Note , and the Security Agreement are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference, and the foregoing descriptions thereof do not purport to be complete and are qualified in their entirety by reference thereto.
Item 1.02. Termination of a Material Definitive Agreement.
Existing Notes Indenture
In connection with the Debt Exchange Transaction, the Investor waived any and all rights with respect to the Existing Notes and that certain Indenture (the “Existing Notes Indenture”), dated as of August 22, 2023, by and among the Company, as issuer, certain subsidiaries of the Company party thereto, as Subsidiary Guarantors (as defined in the Existing Notes Indenture) and GLAS Trust Company LLC, as trustee, and released and discharged the Company from any and all claims the Investor may have arising out of, or related to, the Existing Notes or the Existing Notes Indenture, including, without limitation, any claims arising from any existing or past defaults under the Existing Notes Indenture, or any claims that the Investor is entitled to receive additional interest with respect to the Existing Notes. Effective upon the Closing, the Existing Notes Indenture was discharged and ceased to be of further effect (other than with respect to those provisions of the Existing Notes Indenture that expressly survive satisfaction and discharge).
Convertible Notes Side Letter Termination Agreement
Also on the Closing Date, in connection with the Debt Exchange Transactions, the Investor and Vishal Garg entered into a Termination Agreement (the “Side Letter Termination Agreement”) with respect to that certain Convertible Notes Side Letter, dated November 30, 2021 (the “Convertible Notes Side Letter”), by and among the Investor and Vishal Garg, pursuant to which the Investor and Vishal Garg Mutually agreed to terminate the Convertible Notes

Side Letter effective upon the Closing. Following the Closing, the Convertible Notes Side Letter is of no further force or effect and, in connection with such termination, the Investor released and discharged Vishal Garg from the indemnity obligations contained in the Convertible Notes Side Letter and any and all claims the Investor may now have, or may have in the future, arising out of, or related to, the Convertible Notes Side Letter.
A copy of the Side Letter Termination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Side Letter Termination Agreement is qualified in its entirety by reference thereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Debt Exchange Transaction, the New Notes Indenture, the New Notes and the Security Agreement is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
4.1	Indenture, dated as of April 28, 2025, between the Company and GLAS Trust Company LLC
4.2	Form of Note (included in Exhibit 4.1).
10.1*	Security Agreement, dated as of April 28, 2025, between the Company, as issuer, subsidiaries of the Company, as guarantors, and GLAS Trust Company LLC, as Collateral Agent.
10.2	Termination Agreement, dated April 28, 2025, between Vishal Garg and SB Northstar LP.
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: April 28, 2025	By:	/s/ Kevin Ryan
	Name:	Kevin Ryan
	Title:	Chief Financial Officer